Consent of Independent Registered Public Accounting Firm


To the Board of Directors of
Stock Dividend Fund, Inc.

We consent to the use in this Registration Statement on Form N-1A of our report dated February
17, 2023, with respect to the financial statements and financial highlights of Stock Dividend
Fund, Inc. which is included in such Post-Effective
Registration Statement Amendment No 29., and to the use of our name and the statement with respect to us, as appearing in Part B to the
Registration Statement under the heading ?Other Service
Providers? in the Statement of
Additional Information.


/s/ Turner, Stone & Company, LLP


Dallas, Texas
February 17, 2023